UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 17, 2011

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

As previously announced, Hyperdynamics Corporation (“Hyperdynamics” or the “Company”) will webcast the presentation portion of its Annual Meeting of Stockholders on Thursday, February 17, 2011 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).  To access the webcast, go to www.hyperdynamics.com and visit the "Events" section of the Investor Relations page.  A replay of the webcast will be available shortly after the presentation concludes.

The presentation portion of the Annual Meeting will include remarks by Ray Leonard, President and Chief Executive Officer of Hyperdynamics, and other employees of Hyperdynamics.  Michael Carson, Executive Director of the American Friends of Guinea, a non-profit organization dedicated to helping improve the lives of the people of Guinea, also will provide some remarks at the meeting as a guest of the Company. He is not an employee of the Company.  Copies of Mr. Leonard’s remarks, as well as the presentation materials to be used by the other Hyperdynamics employees and Mr. Carson, are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibits 99.1 and 99.2 attached to, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number                                                      Description

Exhibit 99.1	Remarks by Ray Leonard, President and Chief Executive Officer

Exhibit 99.2	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: February 17, 2011	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number                                                      Description

Exhibit 99.1	Remarks by Ray Leonard, President and Chief Executive Officer

Exhibit 99.2	Presentation Materials